UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 19, 2010

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on April 30, 2010, Jackson Hewitt Tax Service Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into a Fourth Amendment (the “Amendment”) to their Amended and Restated Credit Agreement, originally dated as of October 6, 2006 (as amended by the Amendment, the “Credit Agreement”), with Wells Fargo Bank, N.A. (as successor-by-merger to Wachovia Bank, National Association), as Administrative Agent (the “Administrative Agent”), and the lenders thereto (the “Lenders”).

The Amendment added a number of events of default to the Credit Agreement, including with respect to the continuation and funding of 100 percent of the Company’s refund anticipation loan (“RAL”) program for the 2011 tax season (“RAL Requirements”).

On November 19, 2010, the Company and the Lenders entered into a Letter Agreement (the “Letter Agreement”) modifying the RAL Requirements whereby (i) the date by which the Borrowers are required to deliver definitive documentation with respect to its RAL program for the 2011 tax season in accordance with Section 9.1(o) of the Credit Agreement is amended from December 10, 2010 to December 17, 2010; and (ii) any prior Default or Event of Default resulting from the Borrowers’ failure to have complied with the RAL Requirements in Sections 9.1(m) and 9.1(n) of the Credit Agreement are waived.

The Company believes that it is unlikely that it will meet the RAL Requirements on or prior to December 17, 2010 and is in discussions with the Administrative Agent with respect to an amendment of these provisions of the Credit Agreement. However, while the Company believes that it should be successful in its efforts to amend the Credit Agreement or obtain another waiver or forbearance arrangement from the Lenders, there can be no assurance that the Company will be. Failure to meet the RAL Requirements would be a default under the Credit Agreement and could result in the Lenders declaring an event of default under the Credit Agreement. Such an event of default would allow the Lenders to, among other things, terminate their commitments to lend any additional amounts to the Company and declare all borrowings outstanding, together with accrued and unpaid interest, to be immediately due and payable.

Forward Looking Statements

This Current Report on Form 8-K contains statements, including, without limitation, those statements related to the Company’s belief that it is unlikely to meet the RAL Requirements by the date specified in the Credit Agreement, and the Company’s belief regarding the likelihood that it will be successful in its efforts to amend the Credit Agreement or obtain another waiver or forbearance arrangement from the Lenders, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to execute on the Company’s strategic plan and reverse the Company’s declining profitability, improve Jackson Hewitt’s distribution system; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by us, or the financial institutions which provide financial products to the Company’s customers, to comply with such legal and regulatory requirements; the success of the Company’s franchised offices; the Company’s customers’ ability to obtain financial products through the Company’s tax return preparation offices; changes in the Company’s relationship with Wal-Mart or other large retailers and shopping malls that could affect the Company’s growth and profitability; the Company’s compliance with credit facility covenants; compliance with the NYSE’s continued listing standards; the Company’s ability to continue to operate as a going concern; the Company’s ability to reduce the Company’s cost structure; the Company’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the Company’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, the Company’s franchisees or their employees; the effectiveness of the Company’s tax return preparation compliance program; increased regulation of tax return preparers; the Company’s exposure to litigation; the failure of the Company’s insurance to cover all the risks associated with the Company’s business; the Company’s ability to protect the Company’s customers’ personal and financial information; the effectiveness of the Company’s marketing and advertising programs and franchisee support of these programs; disruptions in the Company’s relationships with the Company’s franchisees; changes in the Company’s relationships with financial product providers that could reduce the revenues we derive from the Company’s agreements with these financial institutions as well as affect; the seasonality of the Company’s business and its effect on the Company’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; the Company’s reliance on technology systems and electronic communications to perform the core functions of the Company’s business; the Company’s ability to protect the Company’s intellectual property rights or defend against any third party allegations of infringement by us; the Company’s reliance on cash flow from subsidiaries; the Company’s exposure to increases in prevailing market interest rates; the Company’s quarterly results not being indicative of the Company’s performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; the Company’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; the credit market crisis; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10-K/A for the fiscal year ended April 30, 2010, and other public filings with the SEC. Copies are available from the SEC or the Company’s website. the Company assumes no obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: November 19, 2010